EXECUTION COPY

AMENDMENT NO. 6

TO AMENDED AND RESTATED

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 1998

AND

EFFECTIVE JANUARY 13, 1998

As Amended

AND THE

TRUST INDENTURE AND AGREEMENT

DATED AS OF JANUARY 13, 1998

AND

EFFECTIVE JANUARY 13, 1998

As Amended

FOR

SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST

(“SPDR DJIA Trust”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR DJIA Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET BANK AND TRUST COMPANY

AS TRUSTEE

DATED AS OF APRIL 12, 2017

This Amendment No. 6 (the “Amendment Agreement”) dated as of April 12, 2017 between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “AMENDED AND RESTATED STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 1998 AND EFFECTIVE JANUARY 13, 1998 FOR SPDR® DOW JONES INDUSTRIAL AVERAGESM ETF TRUST (“SPDR DJIA TRUST”) AND ANY SUBSEQUENT AND SIMILAR SERIES OF THE SPDR DJIA TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”) and the document entitled “TRUST INDENTURE AND AGREEMENT DATED AS OF JANUARY 13, 1998 AND EFFECTIVE JANUARY 13, 1998,” as amended (hereinafter the “Trust Indenture” and, together with the Standard Terms, the “Trust Documents”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company entered into the Standard Terms to facilitate the creation of the SPDR DJIA Trust;

WHEREAS, pursuant to an Agreement and Instrument of Resignation and Appointment dated April 12, 2017, State Street Bank and Trust Company has resigned as trustee of the SPDR DJIA Trust, the Sponsor has appointed the Trustee as trustee of the SPDR DJIA Trust as of June 16, 2017, and the Trustee has accepted such appointment;

WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows, effective as of June 16, 2017:

1.    The definition of “Trustee” in Section 1 of the Standard Terms shall be amended to read as follows:

(a) State Street Global Advisors Trust Company or its successor or (b) any successor Trustee designated by operation of law or appointed herein provided or (c) any other bank, trust company, corporation or national banking association designated as Trustee in the Indenture for the applicable Trust Series which bank, trust company, corporation or national banking association shall be a party to such Indenture and whose execution thereof shall subject such bank, trust company, corporation or national banking association to all rights, duties and liabilities hereunder and thereunder, in each case acting as Trustee and not individually, unless otherwise indicated.

2.    All references to the “Trustee” in the Trust Documents with respect to actions taken prior to June 16, 2017 shall hereby refer to State Street Bank and Trust Company, as Trustee of the SPDR DJIA Trust.

3.    All references to the “Trustee” in the Trust Documents with respect to actions taken on or after June 16, 2017 shall hereby refer to State Street Global Advisors Trust Company, as Trustee of the SPDR DJIA Trust.

4.    Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (3) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a)(i) thereof.

5.    Pursuant to Section 10.01(b) of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

6.    Except as amended hereby, the Standard Terms and any and all amendments thereto, including the document entitled “Standard Terms And Conditions Of Trust Dated As Of January 1, 1998 And Effective January 13, 1998, As Amended” between the Sponsor and State Street Bank and Trust Company; the document entitled “Amendment Dated As Of November 1, 2004 To Standard Terms And Conditions Of Trust, As Amended”; the document entitled “Amendment Dated February 14, 2008 To Standard Terms And Conditions Of Trust, As Amended”; the document entitled “Amendment Dated As Of October 24, 2008 To Standard Terms And Conditions Of Trust, As Amended”; and the document entitled “Amendment Dated As of December 22, 2009 To Standard Terms And Conditions Of Trust, As Amended”; between the Sponsor and State Street Bank and Trust Company, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

7.    Except as amended hereby, the Trust Indenture between the Sponsor and State Street Bank and Trust Company, now in effect is in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Indenture.

8.    All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Trust Documents.

9.    This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:	/s/ TW Farley
	Name:	Thomas Farley
	Title:	President

ATTEST:

TITLE:

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:	/s/ James Ross
	Name:	James Ross
	Title:	Senior Representative

ATTEST:

TITLE:

STATE OF NEW YORK         )

: ss.                                    :

COUNTY OF NEW YORK     )

On the 12 day of [ 4 ] in the year 2017 before me personally came Thomas Farley to me known, who, being by me duly sworn, did depose and say that [he] is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that [he] signed [his] name thereto by like authority.

/s/ Roseann Aellis
Notary Public

[NOTARY SEAL]
ROSEANN AELLIS
Notary Public, State of New York
No. 01AE6309137
Qualified in New York County
Commission Expires August 4, 2018

COMMONWEALTH OF MASSACHUSETTS    )

: ss.:

COUNTY OF SUFFOLK                                       )

On this 12th day of April in the year 2017, before me personally appeared James Ross who is to me known, who, being by me duly sworn, did depose and say that [he] is Senior Representative of State Street Global Advisors Trust Company, the trust company described in and which executed the above instrument; and that [he] signed [his] name thereto by authority of the board of directors of said trust company.

/s/ Kerry A. Rouleau
Notary Public

/s/ Kerry A. Rouleau

My commission expires: 1/18/2019

[NOTARY SEAL]
KERRY A. ROULEAU
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
January 18, 2019